Exhibit 1.1

March 13, 2025

Fangdd Network Group Ltd.

Xi Zeng

Room 1501, Shangmei Technology Building

15 Dachong Road

Nanshan District, Shenzhen, 518072

People’s Republic of China

Re:	Exclusive Placement Agent Agreement

Dear Mr. Zeng,

The purpose of this letter agreement (this “Engagement Letter” or this “Agreement”) is to set forth the terms and conditions pursuant to which MM Global Securities, Inc. (“MM”), as the “Placement Agent”, shall serve as the Exclusive Placement Agent during the Term (as defined below) for Fangdd Network Group Ltd., NASDAQ: [DUO] (the “Company”), on a “best efforts” basis, in connection with any public or private offering or other financing or capital-raising transaction of any kind (each, a “Placement”) of unregistered or registered securities (the “Securities”) of the Company, which may include ordinary shares (the “Shares”) of the Company or securities convertible into Shares, pursuant to a private placement or, if registered, pursuant to a registration statement.

This Agreement shall become effective as of the date first written above (the “Effective Date”). The terms of such Placement(s) and the Securities shall be mutually agreed upon by the Company and the investors (each, an “Investor” and collectively, the “Investors”) and nothing herein enables the Placement Agent to bind the Company or any Investor. This Agreement and the documents executed and delivered by the Company and the Investors in connection with the Placement(s) shall be collectively referred to herein as the “Transaction Documents.” The date of each of the closings of the Placement(s) shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase or to sell any Securities and does not ensure the successful placement of any Securities or any portion thereof. The identities of the investors to which the Placement Agent introduces the Company shall be proprietary information of the Placement Agent and shall not be divulged to third parties by the Company, nor used by the Company outside the scope of the Placement Agent’s engagement as described herein, other than as required by applicable law.

SECTION 1. COMPENSATION AND OTHER FEES.

As compensation for the Placement Agent’s services hereunder, the Company shall pay to the Placement Agent a cash placement fee upon each Closing, in an amount equal to eight and a half percent (8.5%) of the total amount of cash proceeds received by the Company from the sale of its Securities from such Closing during the term of this Agreement (the “Placement Agent Fee”) to Investor(s) procured by the Placement Agent. Notwithstanding anything to the contrary in this Agreement, the compensation provided for in this Agreement shall be subject to such reduction as may be necessary for the compensation to comply with Financial Industry Regulatory Authority (“FINRA”) Rule 5110. The Company agrees to reimburse the Placement Agent for its legal expense in an amount of $15,000.

SECTION 2. COMPANY REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to, and agrees with, the Placement Agent on the Effective Date and on each date on which any Securities are offered that (Sections (A)-(D) shall only be applicable to any Placement completed on a registered basis pursuant to the Securities Act (as defined below)):

(A) The Company will file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), which will become effective on prior to the Placement, for the registration under the Securities Act of the Securities. At the time of such filing and on the Effective Date, or if the Company has an existing useable F-3 shelf registration, the Company will have met the requirements of Form F-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended from time to time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

(B) The Registration Statement (and any further documents to be filed with the Commission) will contain all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it becomes effective, will comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, will comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, will contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein will be required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that will not be filed pursuant to the Securities Act within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, that will not be described or filed as required.

(C) The Company is currently eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

(D) The Company will as promptly as practicable deliver to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(E) There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(F) The Placement Agent shall have received on each Closing Date a comfort letter dated the Closing Date and addressed to the Placement Agent in form and substance satisfactory to the Placement Agent; and a written opinion of counsel for the Company, dated the Closing Date and addressed to the Placement Agent in form and substance satisfactory to the Placement Agent, which shall include, without limitation, opinions related to (i) the corporate existence of the Company and power to operate its business; (ii) the corporate power and authority of the Company to execute all agreements and perform its obligations related to the Placement; (iii) the ability of the Company to enter into all agreements and perform its obligations related to the Placement without contravening or violating (or causing the triggering of any anti-dilution or similar provisions in) its charter documents, any other agreements or any applicable law, regulation or rule; (iv) that any Securities (and any Shares underlying such Securities) will be duly authorized, fully paid, validly issued and non-assessable, as applicable; (v) that no approval, consent, order, filing or notice is required to complete the Placement and for the Company to perform its obligations in the Placement; and (vi) if the Placement is being completed pursuant to a Registration Statement, the effectiveness of the Registration Statement and that all filings required by the Securities Act of 1933, as amended, have been made.

(G) The Placement Agent shall be entitled to rely upon any and all representations and warranties of the Company included in the purchase agreements entered into by the Company and the Investors in connection with the Placement, subject to the qualifications and limitations therein, including, but not limited to, any disclosure set forth on an applicable schedule.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PLACEMENT AGENT.

The Placement Agent represents and warrants to the Company that: (i) it will comply with all applicable federal laws regarding trading in securities of the Company, (ii) it will not disclose any non-public material information of the Company without the prior written consent of the Company during the Term for a period of one (1) year from the termination date of this Agreement, and (iii) that it is a registered broker-dealer in good standing with the relevant regulatory agencies.

SECTION 4. ENGAGEMENT TERM & SURVIVAL.

The term of this Agreement shall be for a period of the earlier of one (1) month from the Effective Date or the completion of the Placement (the “Term”). The Placement Agent shall be entitled to a Placement Agent Fee, calculated in the manner provided in Section 1, with respect to any Closing during the Term to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent had contacted on behalf of the Company, or investors “wall-crossed” by the Placement Agent in connection with the Placement during the Term. The provisions of Sections 1, 2, 3, 4, 5, 6, 7, 9, 10 and 11 of this Agreement and Appendix A shall survive this Agreement’s expiration or termination.

SECTION 5. PLACEMENT AGENT INFORMATION.

The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without prior written consent of the Placement Agent.

SECTION 6. NO FIDUCIARY RELATIONSHIP; THIRD PARTY BENEFICIARIES.

This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity that is not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and that the Placement Agent shall not have any duties or liabilities to the equity holders or the creditors of the Company or to any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 7. INDEMNIFICATION.

The parties agree to the terms of the Placement Agent’s standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference.

SECTION 8 ANNOUNCEMENTS.

The Company grants to the Placement Agent the right to place customary announcement(s) of the Placement in certain newspapers and to mail announcement(s) to persons and firms selected by Placement Agent, at the Placement Agent’s expense, subject to the Company’s prior approval, which shall not be unreasonably withheld.

SECTION 9. GOVERNING LAW.

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York located in New York County or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10. ENTIRE AGREEMENT/MISC.

This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by each of the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 11. NOTICES.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York, New York time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York, New York time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning an executed copy of this Agreement to us.

MM Global Securities, Inc.

By:	/s/ Peng Zhang
Name:	Peng Zhang
Title:	Principal/CCO

Address for notice:

575 Lexington Ave, Unit 12-111
New York, NY 10022
USA

Accepted and Agreed to as of
the Effective Date:
March 13, 2025

Fangdd Network Group Ltd.

By:	/s/ Xi Zeng
Name:	Xi Zeng
Title:	CEO

Address for notice:

Room 1501, Shangmei Technology Building
15 Dachong Road
Nanshan District, Shenzhen, 518072
People’s Republic of China

Accepted and Agreed to as of
the Effective Date:
March 13, 2025

APPENDIX A - - INDEMNIFICATION PROVISIONS

(A) The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates and their respective officers, directors, employees, agents, counsel, advisers and consultants, and any persons controlling the Placement Agent or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (the Placement Agent and each such other person or entity being referred to herein as an “Indemnified Person”), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses (and further agrees to advance all expenses) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its respective affiliates in connection with this Agreement, the Placement or which affect the Placement or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or their respective affiliates in connection with this Agreement, the Placement or which affect the Placement or (iii) any investigation, litigation, or inquiry by a regulatory or self-regulatory agency or authority involving the Company or any transaction arising under any agreements between the Company and the Placement Agent or (B) are otherwise related to or arise out of the Placement Agents’ activities on behalf of the Company or its respective affiliates pursuant to this Agreement or (C) in any way involving or alleged to involve the Company, any Placement or any Securities. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. In addition, the Company agrees to advance (and in the absence of advancement required hereunder) to promptly reimburse each Indemnified Person for all reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement, including the costs of any claims asserted by an Indemnified Person against any indispensable party or by way of a counterclaim in any litigation within the scope of this provision. The Company agrees to advance such expenses incurred by an Indemnified Person pursuant to which indemnity may be sought hereunder within thirty (30) days after receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any proceeding. Such advances shall be unsecured and interest free and without regard to the Indemnified Person’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnified Persons shall be entitled to continue to receive advancement of expenses pursuant to this section unless and until the matter of an Indemnified Person’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Each Indemnified Person undertakes to repay such amounts advanced only if and to the extent that, it ultimately is determined that the Indemnified Person is not entitled to be indemnified by the Company under the provisions of this Agreement.

(B) Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent determines that to do so would be in the best interests of the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding at its sole expense provided that the Company obtains a full and unconditional release of any claims against the Placement Agent and the Indemnified Persons from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Placement Agent or any Indemnified Person.

(C) The Company and the Placement Agent and any Indemnified Persons agree to notify each other promptly of the assertion of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this engagement letter.

(D) If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses reasonably incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received by Placement Agent under this engagement letter (excluding any amounts received as reimbursement of expenses incurred by Placement Agent).

(E) These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.